UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 15, 2023
Date of Report (date of earliest event reported)
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JUSHI HOLDINGS INC.
(Exact name of registrant as specified in its charter)
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British Columbia (State or other jurisdiction of incorporation or organization)	000-56468 (Commission File Number)	98-1547061 (I.R.S. Employer Identification Number)
301 Yamato Road, Suite 3250 Boca Raton, FL 33431
(Address of principal executive offices and zip code)
(561) 617-9100
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 5.02 of this Current Report on Form 8-K describing the issuance of $1,150,000 principal amount of additional Notes (as defined below) of Jushi Holdings Inc. (the “Company”) is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.
The information contained in Item 5.02 of this Current Report on Form 8-K with respect to the Warrants (as defined below) and CFO Warrants (as defined below) is incorporated into this Item 3.02 by reference.

The Warrants and CFO Warrants have not and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction, and were offered in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder and, as applicable, corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. James Cacioppo, the Company’s Chief Executive Officer and Chairman of the Board of Directors (the “Board”) and Michelle Mosier, the Company’s Chief Financial Officer, are each an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment No. 2 to CEO Employment Agreement.
In order to put the Company’s cash to better use, assist the Company in managing the share reserve and dilution under the Company’s 2019 Equity Incentive Plan (the “Plan”), and provide an additional opportunity for Mr. Cacioppo to further invest into the Company, on November 15, 2023, the Company, JGMT, LLC and Mr. Cacioppo, entered into an amendment to Mr. Cacioppo’s existing employment agreement, as amended (the “Second Amendment”) pursuant to which Mr. Cacioppo: (i) waived his right to the $100,000 base salary increase that would otherwise have become effective on January 1, 2024, (ii) waived his right to the $850,000 annual cash bonus that would otherwise have been paid to him on March 15, 2024, and (iii) agreed to the Company cancelling his 3,000,000-share option grant issued on October 27, 2021. The Second Amendment provides that Mr. Cacioppo will instead receive the following payments and benefits: (1) a lump sum cash payment in the amount of $212,500, (2) $1,150,000 aggregate principal amount of 12% second lien notes due December 7, 2026 (“Notes”), and (3) fully-detached warrants to purchase up to approximately $575,000 worth (the “Warrants”) of the Company’s subordinate voting shares (the “SVS”), all of which shall be paid or issued on November 17, 2023, or as soon as practicable thereafter, but in no event later than December 31, 2023.

The Company expects the Warrants to be issued to Mr. Cacioppo by the end of the fourth quarter this year; however, in the event the Warrants cannot be priced and issued due to US and Canadian securities law considerations, they will be priced and issued as soon as practicable following the first date on which such issuance can be made in compliance with US and Canadian securities laws and in accordance with the requirements of Section 409A of the Internal Revenue Code.

The Warrants, when issued, will have an exercise price per SVS equal to the greater of: (a) a twenty-five percent (25%) premium to the volume-weighted average price per SVS on the Canadian Securities Exchange (converted into U.S. Dollars at an exchange rate determined by the Company in good faith) over the trailing ten (10) trading day period prior to the date the Warrants are issued, and (b) the Fair Market Value (as defined in the Plan) of the SVS on the Canadian Securities Exchange (converted into U.S. Dollars at an exchange rate determined by the Company in good faith) on the date the Warrants are issued.

Each payment and benefit will be subject to the Company’s collection of all applicable withholding taxes, and will be made provided Mr. Cacioppo remains employed by the Company on the applicable payment or grant date.

The Notes and the Warrants will be issued on the same basis as the Company's private placement (“Offering”) of 12% second lien notes due December 7, 2026, and fully-detached warrants initially announced by the Company in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 15, 2022. Except for the exercise price, the Warrants issued pursuant to the Second Amendment will be in the same form as issued to all investors in the Offering, and the Notes will be issued as part of one of the two series purchased by all investors in the

Offering, as additional notes under the Trust Indenture, dated December 7, 2022, as amended on June 27, 2023, between the Company and Odyssey Trust Company, as trustee.

The foregoing summary is not complete and qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as Exhibit 10.1.

Stock Option Cancellation and Regrant Program.
In accordance with the terms of the Plan, and in order to retain talent and assist the Company in managing the share reserve and dilution under the Plan, on November 15, 2023, an independent committee of the Company’s Board approved a limited stock option cancellation and regrant program, pursuant to which a limited number of the Company’s senior management team, including the Company’s President Jon Barack and the Company’s Chief Legal Officer Tobi Lebowitz, and the Company’s non-employee directors (the “Eligible Participants”) may elect to cancel each option held by the Eligible Participant with an exercise price per SVS greater than or equal to $3.91, and to be granted a replacement option to purchase an identical number of subordinate voting shares on the first date such grant may be made in compliance with US and Canadian law and applicable stock exchange rules, with the grant date to be after the expiration of a 30-day period measured from the cancellation date. Each replacement option will have an exercise price per SVS equal to the fair market value of a subordinate voting share on the grant date subject to certain limitations set forth in the Plan. The expiry date for the replacement options will be ten years from the grant date. Mr. Barack’s option to purchase 1,000,000 SVS and Ms. Lebowitz’s option to purchase 465,000 SVS and options to purchase up to an aggregate of 140,000 SVS held by the Company’s non-employee directors are eligible for the program, in addition to options to purchase up to an aggregate of 1,619,000 SVS held by other members of senior management. The vesting schedule for the officer and director replacement options, other than 300,000 of Ms. Lebowitz’s option, shall be reset to the replacement grant date. Mr. Cacioppo is not eligible for the limited stock option cancellation and regrant program.

Cancellation and Reissuance of CFO’s Warrants.
On November 15, 2023, the Company’s Board also approved an offer to cancel warrants to purchase 200,000 SVS at an exercise price of $1.75 held by Michelle Mosier, the Company’s Chief Financial Officer, that were originally issued on December 9, 2022 (the “CFO Warrants”). If the offer to cancel the CFO Warrants is accepted by Ms. Mosier, the reissued CFO Warrants will have a different exercise price and a shorter expiration period than the outstanding CFO Warrants but will otherwise retain the same terms.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2 to CEO Employment Agreement, dated as of November 15, 2023, by and between the Company and Jim Cacioppo
99.1	Press Release dated November 16, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUSHI HOLDINGS INC.
Date: November 16, 2023	By:	/s/ Jon Barack
Jon Barack
President